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PROSPECTUS SUPPLEMENT                                 RULE NO. 424(b)(3)
---------------------                                 REGISTRATION NO. 33-65135
(TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 2, 1996)



                                  $45,000,000
                           MERRILL LYNCH & CO., INC.
                           AMEX HONG KONG 30 INDEX/*/
                EQUITY PARTICIPATION NOTES DUE FEBRUARY 16, 1999
                                _______________



     Merrill Lynch & Co., Inc. (the "Company") is issuing AMEX Hong Kong 30 Index/*/ Equity Participation Notes due February 16, 1999 (the "Notes"). In connection with the sale of the Notes, a Prospectus dated January 19, 1996 (the "Prospectus") and Prospectus Supplement dated February 2, 1996 (the "Prospectus Supplement") were delivered. The values of the AMEX Hong Kong 30 Index (the "Index") at the end of each month for the period from January 1, 1989 through January 31, 1996 were specified on pages S-23 and S-24 of the Prospectus Supplement. The following graph, which includes values of the Index at the end of each month through January 1996, replaces the graph that appears on page S-25 of the Prospectus Supplement:



     [The graph sets forth the historical month-end closing levels of the Index from January 1989 through January 1996, with the vertical axis specifying the month-end closing level in a range from 0 to 620 in increments of 20 and the horizontal axis specifying the time period in increments of three months from January 1989 to January 1996.]

                                _______________

                              MERRILL LYNCH & CO.
                                _______________

          The date of this Prospectus Supplement is February 7, 1996.

/*/ The use and reference to the term "AMEX Hong Kong 30 Index" herein has been consented to by the American Stock Exchange.
The "AMEX Hong Kong 30 Index" is a service mark of the American Stock Exchange.